UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 17, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation of Bylaws, Changes in Fiscal Year

On October 15, 2007, at the 2007 annual meeting of shareholders of Nevada Gold & Casinos, Inc. (the “Company”) held in Houston, Texas, the Company’s shareholders approved an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from twenty five million (25,000,000) shares to fifty million (50,000,000) shares at a par value of $0.12. The amendment does not affect the number of authorized shares of the Company’s preferred stock. The effective date of the amendment was October 17, 2007 when the amendment was filed with the Nevada Secretary of State.

A copy of the Certificate of Amendment to the Restated Articles of Incorporation is incorporated herein by reference as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K: 3.1 Certificate of Amendment to the Restated Articles of Incorporation of Nevada Gold & Casinos, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 17, 2007	By:	/s/ James J. Kohn
James J. Kohn
Chief Financial Officer

  INDEX TO EXHIBITS

Item	Exhibit
3.1	Certificate of Amendment to the Restated Articles of Incorporation of Nevada Gold & Casinos, Inc.